UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2005

Heritage Commerce Corp
(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Almaden Boulevard
San Jose, California    95113
(Address of principal executive offices including zip code)

(408) 947-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - Entry Into A Material Definitive Agreement

Heritage Bank of Commerce, a wholly owned subsidiary of Heritage Commerce Corp, has entered into an employment agreement with Raymond Parker pursuant to which Mr. Parker will serve as the Executive Vice President/Banking Division for Heritage Bank of Commerce. The Employment Agreement formalize the terms of any employment offer letter reported by the Registrant in a Form 8-K dated May 18, 2005. Under the terms of the Employment Agreement, Mr. Parker is entitled to receive an annual salary of $225,000. In addition to his salary, Mr. Parker shall be eligible to receive an annual cash bonus of up to 60% under the terms of the Heritage Commerce Corp Management Incentive Plan if the terms and conditions and objectives for the plan are satisfied. Mr. Parker will be granted stock options under the Heritage Commerce Corp 2004 Stock Option Plan to purchase an aggregate of 25,000 shares of Common Stock at an exercise price equal to the fair market value of the common stock on the date of the grant. The options will vest daily over 4 years and have a term of 10 years. Vesting is accelerated on a Terminating Event in accordance with the 2004 Stock Option Plan. If Mr. Parker's employment is terminated without cause, Mr. Parker will be entitled to a lump sum payment equal to one times his base salary and his Highest Annual Bonus. In the event that Mr. Parker's employment is terminated during the period beginning 120 days prior to and ending 12 months following a Change in Control, Mr. Parker shall be entitled to a lump sum payment of two times his base salary and his Highest Annual Bonus. Mr. Parker is entitled to participate in or receive benefits under each benefit plan or arrangement applicable to the other executive officers of the Bank; provided, however, that if the employment agreement is terminated by the Company without cause, these benefits will continue for an additional year from the date of termination and for an additional two years if the termination is as result of a change in control. Upon execution of the offer letter Mr. Parker received a cash bonus of $65,000. A copy of the Employment Agreement is attached to this report as Exhibit 10.1 and incorporated herein by reference.

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 1, 2005, Richard L. Conniff resigned as the Registrant's Chief Operating Officer.

ITEM 9.01 - Financial Statements and Exhibits

(C) Exhibits

10.1	Raymond Parker Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 6, 2005	HERITAGE COMMERCE CORP
By: /s/ Lawrence D. McGovern Name: Lawrence D. McGovern Executive Vice President and Chief Financial Officer

Index to Exhibits
Exhibit No.	Description
10.1	Raymond Parker Employment Agreement also provided in PDF format as a courtesy.